EXHIBIT 10.1
                                                                    ------------



                         EMPLOYMENT SEVERANCE AGREEMENT


The parties to this agreement are MedSource Technologies, Inc., a Delaware Corporation ("MedSource" or the "Company"), and William Kullback (the "Executive").

It is agreed as follows:

1. In the event that (a) the Company terminates the Executive's employment without "Cause" or (b) the Executive terminates his employment with the Company by written notice for "good reason" and provided that upon termination in either case, the Executive executes and delivers to MedSource the Release Agreement annexed as Exhibit A hereto which Release Agreement becomes effective in accordance with its terms, then the Company, in lieu of any and all other payments or benefits payable to the Executive, shall pay the Executive his base salary at the time of termination (payable in accordance with the Company's customary practice) for a period of 12 months following the date of termination (the "Severance Period"); provided, however, that if, after the date of termination (and before the end of the Severance Period), the Executive is employed by or otherwise receives remuneration from a person or entity other than the Company, (an "Alternate Employer"), the Company will pay such salary for up to six (6) months and if the remuneration being received from the Alternate Employer is less than the annualized rate of the base salary, the Company shall, until the end of the Severance Period, pay the Executive the difference between the annualized rate of his base salary upon termination and the amount that the Executive is entitled to receive from such Alternate Employer. The Executive agrees to provide complete information to the Company with respect to any Alternate Employer and his financial arrangements therewith. The Executive understands and agrees that for a period of 12 months following the date of termination of the Executive's employment, the provision of sections 3(b) and 3(c) shall apply. As used herein "good reason" shall mean any of the following: (i) the Company reduces the Executive's base salary, bonus computation or title; (ii) the Company substantially reduces the Executive's responsibilities or there is a change in employment conditions materially adverse to the Executive, any of which is not remedied within 30 days after receipt by the Company of notice from the Executive of such reduction in responsibilities or change in employment conditions; (iii) without the Executive's written consent, the Company requires the Executive to be based anywhere other than his present location in Minneapolis, Minnesota except for required travel on Company business in the ordinary course; (iv) the Company takes any action which would deprive the Executive of any material fringe benefit other than action which is applied to all executives as a whole.

2. The Company may terminate this Agreement and the Executive's employment hereunder at any time upon written notice for "Cause", which shall mean
      (i) the commission of fraud or embezzlement on the part of the Executive,
      (ii) a breach by the Executive of any of Sections 3(a), 3(b) or 3(c) of this Agreement, (iii) the conviction of the Executive of, or the pleading by the Executive of guilty or no contest to, (x) any felony or (y) any crime involving moral turpitude on his part and/or (iv) a material failure by the Executive to discharge his duties, responsibilities and obligations as an employee of the Company after the Executive shall have been duly notified of such failure and shall have had a reasonable time to cure the same. In the event of the termination by the Company of the Executive's employment for Cause, the Executive shall be entitled to receive his base salary accrued but not paid through the date of termination and no other monies or benefits except as provided by law.

3. Confidentiality, et al. In consideration for the foregoing, the Executive agrees that:

      (a) He will not at any time, divulge, communicate, use to the detriment of the Company or its subsidiaries or affiliates (collectively the "Companies") or for the benefit of any other person, firm or entity, or misappropriate in any way, any confidential information or trade secrets relating to the Companies or any of their businesses including, without limitation, business strategies, operating plans, acquisition strategies (including the identities of (and any other information concerning) possible acquisition candidates), pro forma financial information, market analyses, acquisition terms and conditions, personnel information, trade processes, manufacturing methods, know-how, customer lists and relationships, supplier lists, or other non-public proprietary and confidential information relating to the Companies.

      (b) During his employment with the Company and the Severance Period, the Executive shall not, directly or indirectly, for himself or on behalf of any other person, firm or entity, employ, engage or retain any person who at any time during the 12-month period preceding his termination, was an employee of any of the Companies or contact any supplier, customer or employee of any of the Companies for the purpose of soliciting or diverting any such supplier, customer or employee from the Companies or otherwise interfering with the business relationship of the Companies with any of the foregoing.

      (c) During his employment with the Company and the Severance Period, the Executive shall not, directly or indirectly, engage in, or serve as a principal, partner, joint venturer, member, manager, trustee, agent, stockholder, director, officer or employee of, or consultant or advisor to, or in any other capacity, or in any manner own, control, manage, operate, or otherwise participate, invest, or have any interest in, or be connected with, any person, firm or entity that engages in, directly or indirectly, any activity that is competitive with the business of the Companies as then conducted in the United States or Europe within 2,000 miles of any then facility of the Companies or of any customer of the Companies; provided, however, that notwithstanding the foregoing, the Executive may own up to 2% of the voting securities of any publicly-traded company.

      (d) The Executive acknowledges that the agreements herein are reasonable and necessary for the protection of the Companies and are an essential inducement to the Company's continuing Executive in the employ of the Company.

            Accordingly, the Executive shall be bound by the provision hereof to the maximum extent permitted by law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable. However, the parties further agree that, if any of the provisions hereof shall for any reason be held to be excessively broad as to duration, geographical scope, property or subject matter, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall herein pertain.

4. Equitable Relief. The Executive acknowledges that if he violates the provisions of this Agreement, the Company could suffer irreparable injury and, in addition to any other rights and remedies available under this Agreement or otherwise, the Company shall be entitled to an injunction to be issued or specific enforcement to be required (without the necessity of any bond) restricting the Executive from committing or continuing any such violation.

5. Amendment and Modification. This Agreement may not be amended, modified or changed except in a writing signed by the party against whom such amendment, modification or change is sought to be enforced.

6. Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of either of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only be written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this section 6.

7. Notices. Any notice, demand, request or other communication which is required, called for or contemplated to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or a recognized national overnight courier service for next day delivery with receipt therefor or (ii) certified or registered mail, postage paid, return receipt requested, (b) sent by facsimile transmission with a written copy thereof sent on the same day by postage paid first-class mail or (c) by personal delivery to such party at the following address:

      If to the Company, to:

      MedSource Technologies Inc.
      110 Cheshire Lane
      Suite 100
      Minneapolis, MN 55305
      Attention: VP-Human Resources


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

      If to the Executive, to:

      The address set forth beneath the Executive's signature hereto.

8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and legal representatives and the Company and its successors and assigns. Successors of the Company shall include, without limitation, any person acquiring, directly or indirectly, all or substantially all of the business or assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereof be deemed the "Company" for the purposes hereof.

9. Governing Law. This Agreement shall be governed by the law of the state of Delaware applicable to agreements made and to be performed entirely in Delaware.

10. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes all prior agreements and understandings between the parties with respect to those matters except any such agreements which may be in writing and which provide that they are not superseded by this Agreement.

                                             MEDSOURCE TECHNOLOGIES, INC.


                                             By:
                                                 -------------------------------
                                                 Chief Executive Officer




                                                 -------------------------------
                                                 William Kullback


                                             Date
                                                  ------------------------------

                                                                       Exhibit A


                                Release Agreement
                                -----------------



      Release Agreement made this _____ day of ________ between MedSource Technologies, Inc. and William Kullback ("Executive").

      1.    GENERAL RELEASES.

      (a) For and in consideration of the severance benefits which the Executive will receive under the Employment Severance Agreement to which this Release Agreement is attached, the Executive fully and forever releases and discharges MedSource Technologies, Inc. ("Company") (which for purposes of this Agreement includes its present and former officers, directors, shareholders, employees, agents, investors, administrators, representatives, attorneys, affiliates, divisions, subsidiaries, parent corporations, predecessor and successor corporations and assigns) from any and all liability for any claim, duty, obligation, debt, covenant, cause of action or damages (collectively "Claims"), whether presently known or unknown, suspected or unsuspected, that Executive ever had, may have had or now have arising from any omission, act or fact that has occurred up to and including the date of this Agreement. Such released Claims include, but are not limited to: (i) any Claims arising out of or attributable to Executive's employment or the termination of employment with the Company; (ii) any Claims for wages, severance pay, bonuses, accrued vacation, personal days, holidays, sick days, stock, stock options, units, membership interests, attorneys fees, costs or expenses; (iii) all Claims arising under any agreement, understanding, promise or contract (express or implied, oral or written) between Executive and the Company; (iv) all Claims of wrongful termination, unjust dismissal, defamation, violation of the implied covenant of good faith and fair dealing libel or slander; (v) all Claims arising under tort law; (vi) any Claims arising under any federal, state or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability or sexual preference; (vii) any Claims arising under any federal, state or local constitution, statute, regulation or ordinance to the extent such claims may be validly waived including, without limitation, the Age Discrimination in Employment Act (the "ADEA"), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Equal Pay Act, the Employee Retirement Income Security Act; and (viii) any Claims for any other loss or damage.

      (b) The Company, for itself and affiliated companies and its and their successors and assigns, hereby releases and forever discharges Executive from any and all claims based upon any act, omission or occurrence occurring up to and including the effective date of this Agreement, including, but not limited to, any matter arising out of Executive's employment with the Company.

      2. ACKNOWLEDGMENTS. Executive acknowledges that the severance benefits provided under the Employment Severance Agreement exceed any payment or benefit to which Executive might otherwise be entitled pursuant to any policy, plan or procedure of the Company, or pursuant to any prior agreement or contract with the Company. Executive understands that neither party hereto is waiving any rights or Claims that arise after the date Executive signs this Agreement.

      3. COVENANT NOT TO SUE. Executive represents that he has not filed or permitted to be filed any Claims, administrative proceedings or lawsuits against the Company, and agrees that he will not do so at any time in the future with respect to the subject matter of all Claims released pursuant to this Agreement, except as may be necessary to enforce the Agreement or Employment Severance Agreement or obtain the benefits described in or granted by such agreements.

      4. NON-DISCLOSURE OF AGREEMENT. Executive and the Company agree that neither party will, unless required by law, talk about, write about or otherwise publicize the terms of this Agreement and the Employment Severance Agreement, the benefits being paid under such agreements or the fact of their payment, except that this information may be disclosed to each party's respective attorneys, accountants or other professional advisors to whom disclosure must be made in order for them to render professional services. Such attorneys, accountants or other professional advisors will, however, be instructed to maintain the confidentiality of this information. Notwithstanding the foregoing, Executive and the Company agree that this Agreement may be used as evidence in any proceeding, administrative, judicial, arbitral or otherwise, relating to Executive's employment with the Company or the termination thereof.

      5. NON-DISPARAGEMENT. Executive agrees that he will not, at any time, orally or in writing, disparage, denigrate or defame the Company, or any affiliate of the Company, their respective products, services or business conduct, or otherwise impugn the reputation of the Company or any affiliate of the Company, or that of any of their respective directors, officers, affiliates, agents, employees or representatives. The Company agrees that it will not, orally or in writing, disparage, denigrate or defame Executive or otherwise impugn his reputation.

      6. NATURE OF AGREEMENT. Executive understands and agrees that this Agreement is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

      7. TIME TO CONSIDER; REVOCATION; EFFECTIVE DATE. Executive hereby waives his right to take up to 21 days to decide whether to sign this Agreement. Executive shall have the right to revoke this Agreement within seven (7) days after Executive signs it. Any revocation of this Agreement must be in writing and submitted to Vice President-Human Resources of the Company. None of the Company's obligations hereunder become effective until Executive signs the Agreement and the seven (7) day revocation period has expired.

      8.    MISCELLANEOUS.

      (a) This Agreement shall be binding upon the parties and may not be modified in any manner, except by a writing signed by duly authorized representatives of the parties. This Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.



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


      (b) In the event that one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if one or more of the provision contained in this Agreement is held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

      (c) This Agreement shall be interpreted and construed by the laws of the State of Delaware (other than those laws that would defer to the substantive laws of another jurisdiction). Executive hereby submits to and acknowledges the jurisdiction of the courts of the State of Delaware, or, if appropriate, a federal court sitting in the State of Delaware (which courts, for the purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement or the subject matter hereof.

      (d) Waiver by either party of a beach of any provision of this Agreement by the other shall not operate as a waiver of any other or subsequent breach by such other party.

      9. VOLUNTARY ASSENT. By signing below, Executive acknowledges and represents that Executive has read this Agreement, that he understands its meaning and content, that he has been afforded a sufficient opportunity to consider the Agreement, that he has have been advised to consult with an attorney about the Agreement, that he has freely and voluntarily assented to all of the terms and conditions hereof, and that he has signed the Agreement as his own free and voluntary act.

      Kindly sign this Agreement where indicated below and return the original to us. A second copy has been enclosed for your files.

                                               MedSource Technologies, Inc.


                                               By:
                                                  ------------------------------


Agreed to and Accepted by:



--------------------------
William Kullback

                              TERMINATION AGREEMENT


      THIS TERMINATION AGREEMENT ("Agreement") is made between Medsource Technologies, Inc. (the "Company") and William J. Kullback (the "Executive"), as of January 2, 2003 with respect to the following facts:

                                    RECITALS:

      A. The Executive is a principal officer of the Company and an integral part of its management.

      B. The Company wishes to assure both itself and the Executive of continuity of management in the event of any actual or threatened change of control of the company.

      C. This Agreement is not intended to alter the compensation and benefits that the Executive could reasonably expect in the absence of a change in control of the Company and, accordingly, this Agreement, though taking effect upon execution thereof, will be operative only upon a change of control of the Company, as that term is defined herein.


                                    AGREEMENT
                                    ---------

            NOW, THEREFORE, in consideration of the foregoing recitals and the agreements of the parties contained herein, the parties do hereby agree as follows:

1.    OPERATION OF AGREEMENT
      ----------------------

      This Agreement shall be effective immediately upon its execution by the parties hereto. Anything in this Agreement to the contrary notwithstanding, neither this Agreement nor any provision thereof shall be operative unless and until there has been a "Change in Control" of the Company as defined in Section 4 below. Upon such a Change in Control of the Company, this Agreement and all provisions hereof shall become operative immediately.

2.    PURPOSE AND INTENT
      ------------------

      The Board of Directors of the Company (the "Board") recognizes the possibility of a Change in Control of the Company exists and that such possibility, and the uncertainty and questions which it necessarily raises among management, may result in the departure or distraction of key management personnel to the detriment of the Company and its shareholders in this period when their undivided attention and commitment to the best interests of the Company and its shareholders are particularly important. Accordingly, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control of the Company.

3.    TERMINATION FOLLOWING CHANGE IN CONTROL
      ---------------------------------------

      For purposes hereof only, a termination of the Executive's employment following a Change in Control ("Termination Following Change in Control") shall be deemed to occur if at any time during the one-year period immediately following a Change in Control:

      (a) the Company terminates the Executive's employment, other than for "Cause" as defined herein;

      (b) the Executive terminates his employment with the Company for "good reason" which shall mean the occurrence of any of the following:

            (i) the Company reduces the Executive's base salary, bonus computation or title;

            (ii) the Company substantially reduces the Executive's responsibilities as in effect immediately prior to the Change in Control or as the same may be increased from time to time, or there is a change in employment conditions deemed by the Executive to be materially adverse as compared to those in effect immediately prior to the Change in Control, any of which is not remedied within 30 days after receipt by the Company of notice by the Executive, of such reduction in responsibilities or change in employment conditions;

            (iii) without the Executive's express written consent, the Company requires the Executive to be based anywhere other than Minneapolis, Minnesota except for required travel on the Company's business to an extent substantially consistent with that prior to the Change in Control;

            (iv) the Company fails to obtain the assumption of the performance of this Agreement by any successor of the Company; or

            (v) the Company takes any action which would deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the Company fails to provide the Executive with the number of paid vacation days to which the Executive is then entitled in accordance with the Company's normal vacation policy in effect on the date of the Change in Control unless in each case the action is applied to all executives as a whole and on a Company wide basis.

The voluntary termination by the Executive of his employment by the Company other than for good reason shall in no event constitute a "Termination Following Change in Control".

4.    DEFINITION OF CHANGE IN CONTROL
      -------------------------------

      A Change in Control will be deemed to have occurred if:

      (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or a group (as defined in Rule 13d-3 of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company's then outstanding equity securities;

      (b) during any period of twenty-four (24) consecutive months, commencing on the date of this Agreement, individuals who at the beginning of such twenty-four (24) month period were directors of the Company cease for any reason to constitute at least a majority of the Board of Directors of the Company unless the election, or the nomination for election by the Company's stockholders of each director who is not then a director has been approved in advance by directors representing at least a majority of the directors then in office who are directors at the date hereof;

      (c) an event occurs which constitutes a change in control of a nature that would be required to be reported in response to Item 6(e) of
            Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirements;

      (d) there is a merger or consolidation of the Company and the persons owning a majority of the voting power of the stock prior to the transaction do not own a majority of the voting stock of the surviving entity;

      (e) the sale or other disposition of all or substantially all of the assets of the Company to an entity controlled by persons after the sale who prior to the transfer did not own a majority of the voting stock of the Company; or

      (f) the business or businesses of the Company for which the Executive's services are principally performed are disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary) of the Company, or otherwise.


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


5.    COMPENSATION FOLLOWING TERMINATION
      ----------------------------------

      (a) Subject to the terms and conditions of this Agreement, upon a Termination Following Change in Control, the Executive shall be entitled to (i) a lump sum payment, within fifteen (15) days following such termination, in an amount equal to two times the highest annual level of total cash compensation (including any and all bonus amounts) paid to the Executive by the Company (as reported on Form W-2) during the three calendar years ended immediately prior to such termination or, if employed by the Company for less than one year, an amount equal to two times the Executive's current annual base salary plus two times any and all bonus amounts paid to executive by the Company during the period of employment, (ii) payment by the Company of continuing health coverage for a period of twenty-four (24) months, at a level commensurate with that which the Executive enjoyed with the Company immediately prior to such Change in Control.

      (b) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 5 be reduced by any amounts to which the Executive shall be entitled by law (nor shall payment hereunder be deemed in lieu of such amounts), by any compensation earned by the Executive as the result of employment by another employer or by retirement benefits after the date of termination or voluntary termination, or otherwise, provided however, if Executive receives health coverage through subsequent employment during such twenty-four (24) month period at a level commensurate with that which Executive enjoyed with the Company, the Company's obligations under Section 5 (a) (ii) shall cease when Executive commences to receive such health coverage.

      (c) Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law.

6.    DEFINITION OF "CAUSE"
      ---------------------

      The Termination of the Executive's employment by the Company shall be deemed for "Cause" if it results from:

      (a) the commission of fraud or embezzlement on the part of the Executive;



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


      (b) the conviction of the Executive of, or the pleading by the Executive of guilty or no contest to, (x) any felony or (y) any crime involving moral turpitude on his part;

      (c) a material failure by the Executive to discharge his duties, responsibilities and obligations as an employee of the Company after the Executive shall have been duly notified of such failure and shall have had a reasonable time to cure the same;

      (d)   the Executive's death; or

      (e) an accident or illness which renders the Executive unable, for a period of at least six (6) consecutive months, to perform the essential functions of his job, notwithstanding the provision of reasonable accommodation by Employer.

Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause under subsection (a) or (c) without (i) reasonable notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause, (ii) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (iii) delivery to the Executive of a notice of termination from the Board finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth above in clause (a) or
(c) of the preceding sentence and specifying the particulars thereof in detail.

7.    TAX TREATMENT
      -------------

      It is the intention of the parties that no portion of the payment made under Section 5 hereof (The "Termination Payment") or any other payment under this Agreement, or payments to or for the Executive's benefit under any other agreement or plan, be deemed to be an excess parachute payment as defined in
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or its successors. However, should it be asserted that any amount to be received by Executive hereunder is an excess parachute payment, it is agreed that the present value of the Termination Payment and any other payment to or for the Executive's benefit in the nature of compensation, receipt of which is contingent on the Change in Control of the Company, and to which Section 280G of the Code or any successor provision thereto applies (in the aggregate "Total Payments") exceeds an amount in excess of the maximum amount which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Code or any successor provisions thereto, Executive shall nevertheless be entitled to all such payments and the Company shall indemnify Executive for any tax imposed under Section 4999 of the Code or any successor provision thereto, including payment of the tax due on any payments made to Executive or on behalf of Executive to pay such taxes (i.e. "gross up").

      Within ten (10) business days following delivery of written notice by the Company to the Executive of the Company's belief that there is a payment or benefit due which will result in an excess parachute payment as defined in
Section 280G of the Code or any successor provisions, the Company and the Executive, at the Company's expense, shall obtain the opinion of legal counsel, as the Company and Executive may mutually agree upon, which opinions need not be unqualified, which sets forth (i) the amount of the Executive's Base Period Income, as defined in Section 280G of the Code, (ii) the present value of Total Payments, and (iii) the amount and present value of any excess parachute payments.

      In the event such opinion determines that there would be an excess parachute payment, included in the Termination Payment hereunder, or any other payment determined by such counsel to be includable in Total Payments, such opinion shall include the amount of tax due in relation thereto and the amount of the total gross up payment required for indemnification of the Executive by the Company. Such amounts shall then promptly be paid by the Company to the Executive or to the Internal Revenue Service on behalf of the Executive. The provisions of this Section, including the calculations, notices and opinions provided herein, shall be based upon the conclusive presumption that (i) the compensation and benefits provided herein and (ii) any other compensation, including but not limited to any accrued benefits, earned by the Executive prior to the Change in Control of the Company pursuant to the Company's compensation programs, would have been reasonable if made in the future in any event, even though the timing of such payment is triggered by the Change in Control of the Company. In the event such legal counsel so requests in connection with the
Section 280G opinion required by this Section, the Company and Executive shall obtain, at the Company's expense, the advice of a firm of recognized executive compensation consultants concerning the reasonableness of any item of compensation to be received by the Executive, on which advice legal counsel may rely in providing their opinion. In the event that the provisions of Sections 280G and 4999 of the code for any successor provision are repealed without succession, this Section shall be of no further force or effect.

8.    MISCELLANEOUS
      -------------

      (a) Intent. This Agreement is made by the Company in order to induce the Executive to remain in the Company's employ, with the Company's acknowledgment and intent that it will be relied upon by the Executive, and in consideration of the services to be performed by the Executive from time to time hereafter. However, this Agreement is not an agreement to


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


            employ the Executive for any period of time or at all, and the terms and conditions of the Executive's employment, other than those expressly addressed herein, shall be subject to and governed by a separate agreement of employment between the Company and the Executive, if any. This Agreement is intended only as an agreement to provide the Executive with specified compensation and benefits if he or she while employed by the Company is terminated following a Change in Control on the terms and conditions hereof.

      (b) Attorney's Fees. If any action at law or in equity is commenced to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorney's fees incurred by the successful party or parties (including, without limitation, costs, expenses and fees on any appeals), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of the judgment.

      (c) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of Delaware.

      (d)   Successors and Assigns
            ----------------------

            (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree in writing to perform this Agreement. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall require the Company to pay to the Executive compensation from the Company in the same amount and on the same terms as the Executive would be entitled hereunder in the event of a Termination Following Change in Control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed to be the date on which the Executive shall receive such compensation from the Company. As used in this Agreement, "Company" shall mean the Company as herein above defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation or law or otherwise.

            (ii) This Agreement shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.

                  If the Executive should die while any amount would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there is no such designee, to Executive's estate.

      (e) Notices. Except as otherwise expressly provided herein, any notice, demand or payment required or permitted to be given or paid shall be deemed duly given or paid only if personally delivered or sent by United States mail and shall be deemed to have been given when personally delivered or two (2) days after having been deposited in the United States mail, certified mail, return receipt requested, properly addressed with postage prepaid. All notices or demands shall be effective only if given in writing. For the purpose hereof, the addresses of the parties hereto (until notice of a change thereof is given as provided in this Section 9(e), shall be as follows:

            The Company:     MEDSOURCE TECHNOLOGIES, INC.
                             110 Cheshire Lane, Suite 100
                             Minneapolis, MN 55305
                             Attn: Chief Executive Officer

            Executive:       ((NAME))


      (f) Severability. In the event any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severed from the rest of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      (g) Entirety. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous agreement or understandings relating to the subject matter hereof. However, it is understood and agreed by the parties that this Agreement is executed in conjunction with an Employment Severance Agreement between the Executive and the Company and that it is intended that in the event of termination of the employment of Executive within one year following a Change of Control, the provisions of this Agreement shall apply and in the event of termination of employment either before a Change of Control or after one year after a Change in Control shall have occurred, the Employment Severance Agreement shall apply.

      (h) Amendment. This Agreement may be amended only by a written instrument signed by the parties hereto, which makes specific reference to this Agreement.

      (i) Setoff. There shall be no right of setoff or counterclaim, in respect of any claim, debt or obligation, against any payments to the Executive, his dependents, beneficiaries or estate provided for in this Agreement.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

      THE COMPANY:                             MEDSOURCE TECHNOLOGIES, INC.

                                               By:
                                                   --------------------------
                                               Richard Effress, Chairman and CEO



      EXECUTIVE:
                                               -------------------------
                                               William Kullback






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